Exhibit 10.14

The following warrants were issued to Medtronic, Inc., using the Form below:

Date	Number of Series D Convertible Preferred Shares Issued	Exercise Price
05/15/04	4,404	$1.263
08/14/04	4,300	$1.263
11/14/04	4,564	$1.263
02/14/05	5,113	$1.263
05/15/05	5,115	$1.263
08/14/05	3,986	$1.263
11/14/05	3,858	$1.263
02/14/06	3,801	$1.263
05/15/06	3,417	$1.263
08/14/06	3,533	$1.263
07/18/06	25,255	$1.263
11/14/06	6,208	$1.263
02/14/07	7,466	$1.263
05/15/07	9,300	$1.263
08/14/07	11,514	$1.263
11/14/07	12,608	$1.263
02/14/08	14,589	$1.263

THIS WARRANT, AND THE SHARES OF SERIES D PREFERRED STOCK ISSUABLE UPON EXERCISE HEREOF, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE “SECURITIES ACT”) OR ANY APPLICABLE FOREIGN OR STATE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER SUCH ACT OR LAWS UNLESS OFFERRED, SOLD OR TRANSFERRED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR LAWS.

WARRANT

To Purchase Shares of Series D Convertible Preferred Stock of

TISSUELINK MEDICAL, INC.

[Date]

TissueLink Medical, Inc., a Delaware corporation (the “Company”), for value received, hereby certifies that Medtronic, Inc. a Minnesota corporation, or its registered assigns (the “Holder”) is entitled, subject to the terms set forth below, upon exercise of this Warrant to purchase from the Company such number of shares of Series D Convertible Preferred Stock, $.01 par value per share, of the Company (“Series D Preferred Stock”) specified in Section 2(b) below at the exercise price per share specified in Section 2(a) below (as adjusted pursuant to the terms of this Warrant). The shares of Series D Preferred Stock issuable upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the “Warrant Shares.”

This Warrant is further subject to the following provisions, terms and conditions:

1. Term; Limitation Upon Exercise.

(a) Except as set forth in Section 1(b) below, this Warrant may be exercised by the Holder, in whole or in part, in the manner described in Section 3 hereof at any time before the close of business on the later of: (i) the date ten (10) years after the date hereof; or (ii) the date thirty (30) calendar days after delivery of the “Expiration Notice” (as defined below) to the Holder. “Expiration Notice” shall mean written notice from the Company specifying the termination date of this warrant and delivered to the Holder not earlier than the date one hundred eighteen (118) calendar months after the date hereof.

(b) Except upon or in connection with the liquidation, dissolution or winding-up of the Company (a “Liquidation Event”), the Holder may exercise this Warrant only to the extent that such Holder, together with its affiliates, immediately after such exercise, would own voting shares or power representing no more than nineteen and one-half percent (19.9%) of the total outstanding voting shares or power of the Company. No such limitation shall apply to any exercise by the Holder upon or in connection with a Liquidation Event.

2. Warrant Shares and Exercise Price.

(a) Exercise Price. The per share warrant exercise price (the “Exercise Price”) shall equal     , subject to adjustment thereafter as provided herein.

(b) Number of Warrant Shares. The number of shares which may be purchased upon exercise of this Warrant shall equal , subject to adjustment as provided herein.

3. Manner of Exercise. This Warrant may be exercised by the Holder, in whole or in part (but not as to any fraction of a share of Series D Preferred Stock), by surrendering this Warrant, with the Exercise Form attached hereto as Exhibit A filled in and duly executed by such Holder or by such Holder’s duly authorized attorney, to the Company at its principal office accompanied by payment of the aggregate exercise price therefore (equal to the Exercise Price multiplied by the number of shares as to which the Warrant is being exercised). The Exercise Price may be paid in the form of a check or wire transfer of immediately available funds.

4. Effective Date of Exercise. Each exercise of this Warrant shall be deemed effective as of the close of business on the day on which this Warrant is surrendered to the Company as provided in Section 3 above. At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates. Within 10 days after the exercise of this Warrant in full or in part, the Company will, at its expense, cause to be issued in the name of and delivered to the Holder or such other person as the Holder may (upon payment by such Holder of any applicable transfer taxes) direct: (i) a certificate or certificates for the number of full Warrant Shares to which such Holder is entitled upon such exercise, and (ii) unless this Warrant has expired, a new Warrant or Warrants (dated the date hereof and in form identical hereto) representing the right to purchase the remaining number of shares of Series D Preferred Stock, if any, with respect to which this Warrant has not then been exercised.

5. Protection Against Dilution.

(a) Adjustment for Stock Splits, Dividends and Combinations. If the Company, at any time after the date of this Warrant, subdivides, declares a dividend payable in, or combines the outstanding shares of Series D Preferred Stock then (i) the number of shares of Series D Preferred Stock for which this Warrant may be exercised as of immediately prior to the subdivision, combination or record date for such dividend payable in Series D Preferred Stock shall forthwith be proportionately decreased, in the case of combination, or increased, in the case of subdivision or dividend payable in Series D Preferred Stock, and (ii) the Exercise Price in effect immediately prior to the subdivision, combination or record date for such dividend payable in Series D Preferred Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Series D Preferred Stock.

(b) Adjustment for Other Dividends and Distributions. If the Company, at any time after the date of this Warrant, distributes to holders of Series D Preferred Stock any assets or debt securities or any rights or warrants to purchase debt securities, assets or other securities (including Series D Preferred Stock), the Exercise Price shall be adjusted in accordance with the formula:

El	=	E x [(O x M) – F]
O x M

where:

	El =	the adjusted Exercise Price.

	E =	the Exercise Price prior to adjustment pursuant to this subsection.

	M =	the fair market value per share of Series D Preferred Stock before the record date mentioned below, as determined in good faith by the Company’s Board of Directors.

	O =	the number of shares of Series D Preferred Stock outstanding on the record date mentioned below.

	F =	the fair market value on the record date of the aggregate of all assets, securities, rights or warrants distributed, as determined in good faith by the Company’s Board of Directors.

The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution. Upon each adjustment of the Exercise Price, the Holder shall be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares that is equal to the quotient of (i) the Exercise Price immediately prior to such adjustment multiplied by the number of shares purchasable pursuant hereto immediately prior to such adjustment; divided by (ii) the Exercise Price.

(c) Adjustment for Reorganizations, Mergers, Etc. If any capital reorganization or reclassification of the capital stock of the Company, or share exchange, combination, consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Series D Preferred Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Series D Preferred Stock, then, as a condition of such reorganization, reclassification, share exchange, combination, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder shall thereafter have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Series D Preferred Stock of the Company into which this Warrant could be exercisable, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Series D Preferred Stock equal to the maximum number of shares of such stock issuable upon exercise of this Warrant, and in any such case appropriate provisions shall be made with respect to the rights and interests of Holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such share exchange, combination, consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such share exchange, combination, consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder, at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets that, in accordance with the foregoing provisions, such Holder may thereafter be entitled to receive upon exercise of this Warrant.

(d) Successive Adjustments and Notice. The above provisions of this Section 5 shall similarly apply to successive stock splits, combinations, dividends, reorganizations, reclassifications, consolidations, mergers or sales. The Company shall deliver written notice of each such event, and of each such adjustment to the Exercise Price resulting from such proposed event, to the Holder not less than twenty (20) days prior to such event. If any event occurs of the type contemplated by the adjustment provisions herein, but which is not expressly provided for by such provisions, the Company will deliver notice of such event as provided above and the Company will make an appropriate adjustment in the Exercise Price and the number and type of shares acquirable upon exercise of this Warrant so that the rights of the Holder shall be neither enhanced nor diminished as a result of such event.

(e) Issuance of Convertible Securities. If the Company in any manner issues or sells any options, warrants or rights to subscribe for or to purchase Series D Preferred Stock, or securities convertible into shares of Series D Preferred Stock (such options, warrants, rights or securities being herein called “Series D Convertible Securities”), the Company shall be deemed to have issued the maximum number of shares of Series D Preferred Stock issuable upon the exercise or conversion of such Series D Convertible Securities for consideration equal to the amount of consideration, if any, received by the Company upon issuance of such Series D Convertible Securities plus the minimum aggregate amount of consideration payable to the Company upon exercise or conversion of such Series D Convertible Securities.

(f) Price Protection. If the Company issues or sells, or is deemed to have issued or sold, Series D Preferred Stock for consideration per share less than the Exercise Price in effect at the time of such issuance, then effective immediately upon such issuance the Exercise Price shall be reduced to equal the amount of such consideration per share. Notwithstanding the foregoing, the adjustment provided for in this Section 5(f) shall not apply to the issuance of Company capital stock upon exercise of options granted prior to the date hereof pursuant to employee benefit plans approved by the Company’s Board of Directors.

6. No Voting Rights. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company unless and until exercised pursuant to the provisions hereof.

7. Transfer or Exchange without Registration. In the event the Holder desires to transfer this Warrant, the Holder shall provide the Company written notice describing the manner of such transfer and an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act or applicable state securities registration laws, whereupon the Holder shall be entitled to transfer this Warrant in accordance with such notice. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft, or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form an amount to the Company, or, in the case of any such mutilation, upon surrender of this Warrant, the Company, at its expense, will execute and deliver, in lieu thereof, a new Warrant of like tenor.

Notwithstanding anything herein to the contrary, this Warrant may not be transferred by the Holder hereof except to a direct or indirect subsidiary of Medtronic, Inc., a Minnesota corporation (which shall specifically exclude the Medtronic Foundation). Further, the Holder, by acceptance hereof, agrees not to sell or transfer any Warrant Shares (or the shares of Common Stock issuable upon conversion thereof) for at least thirty-two (32) days after the exercise of this Warrant which resulted in the issuance of such Warrant Shares.

8. Covenants of the Company. The Company covenants and agrees that all shares that may be issued upon exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that the Company has and will at all times have authorized, and reserved for the purpose of issuance upon exercise hereof, a sufficient number of shares of its Series D Preferred Stock to provide for the exercise of this Warrant.

9. Certain Notices. The Holder shall be entitled to receive from the Company immediately upon declaration thereof and at least 20 days prior to the record date for determination of shareholders entitled thereto or to vote thereon (or, if no record date is set, prior to the event), written notice of any event that could require an adjustment pursuant to Section 5 hereof or of the dissolution, liquidation or winding up of the Company. All notices under this Warrant shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

if to the Holder, to:

Medtronic, Inc.

World Headquarters

710 Medtronic Parkway, N.E.

Minneapolis, MN 55432-5604

Attention: General Counsel

Fax: (763) 572-5459

With a copy to:

Medtronic, Inc.

World Headquarters

710 Medtronic Parkway, N.E.

Minneapolis, MN 55432-5604

Attention: Vice President and Chief Development Officer

Fax: (763) 505-2542

if to the Company to:

TissueLink Medical, Inc.

One Washington Center

Suite 400

Dover, NH 03820

Attn: Joseph Army, VP & CFO

Fax: (603) 742-1488

with a copy to:

Ropes & Gray

One International Place

Boston, MA 02110

Attention: Michael F. Sexton

Fax: (617) 951-7050

Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

10. Registration Rights. The Holder of this Warrant and any Warrant Shares are entitled to the rights and benefits of all of the terms, provisions and conditions of that certain that certain Investors’ Rights Agreement dated August 9, 1999 by and among the Company, Holder and certain other investors and all other registration rights granted to any other holder of Series D Preferred Stock.

11. Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Minnesota without reference to the choice of law principles thereof. Without limiting the rights of the parties to pursue in any appropriate jurisdiction their respective rights with respect to any judgment obtained in respect hereof, the parties hereby irrevocably consent to the exclusive jurisdiction and venue of the courts of the State of Minnesota or any United States court of competent jurisdiction situated therein to adjudicate any legal action commenced in respect of this Warrant and waive any objections either may have at any time to such jurisdiction and venue. The parties agree to the personal jurisdiction of such courts and agree that service of process may be made pursuant to notice sent in accordance with Section 10.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its authorized officer and dated as of the date stated above.

TISSUELINK MEDICAL, INC.

By:

Its:

Exhibit A

NOTICE OF EXERCISE OF WARRANT —	To Be Executed by the Registered Holder in Order to Exercise the Warrant

The undersigned hereby irrevocably elects to exercise the attached Warrant to purchase, for cash pursuant to Section 2 thereof,                                 shares of Series D Preferred Stock issuable upon the exercise of such Warrant. The undersigned requests that certificates for such shares be issued in the name of                                         . If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of shares remaining purchasable hereunder be issued in the name of                                         .

Date: , 200	MEDTRONIC, INC.

By:

Its:

World Headquarters
710 Medtronic Parkway, N.E.
Minneapolis, MN 55432-5604

[tax identification number]